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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption 'Experts' in Pre-Effective Amendment No. 2 to Registration Statement Nos. 33-60203 and 33-60203-01 on Form S-3 and related Prospectus of Time Warner Inc. ('TWI') and Time Warner Financing Trust for the registration of 12,057,561 Preferred Exchangeable Redemption Cumulative Securities ('PERCS'), the guarantee of the PERCS by TWI, the exchange rights of TWI, and the subordinated notes of TWI, and to the incorporation by reference therein of (i) our report dated October 7, 1994, with respect to the financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries for each of the three years in the period ended July 31, 1994, and (ii) our report dated March 24, 1995, with respect to the financial statements of Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries for each of the three years in the period ended December 31, 1994, appearing in the Current Report on Form 8-K of TWI dated May 30, 1995, filed with the Securities and Exchange Commission.

                                          /s/ Paul Scherer & Company LLP
                                          PAUL SCHERER & COMPANY LLP

New York, New York
August 4, 1995